EX-28.g.ii

Amended Schedule B

Fund Portfolios

Custody Agreement

Between Advisers Investment Trust and the Northern Trust Company

Originally Dated July 21, 2011

The following series of the Trust are advised by Independent Franchise Partners, LLP (the “Adviser”) as a series as now in existence and listed below, as well as such additional series as may be established by the Trust from time to time and advised by the adviser (each series a “Fund” and collectively, the “Funds”:

FUND NAME(S)

Independent Franchise Partners US Equity Fund

Effective As of: March 13, 2012

ADVISERS INVESTMENT TRUST

/s/ Scott Englehart
Name:	Scott Englehart
Title:	President

THE NORTHERN TRUST COMPANY

By:	/s/ Ryan Burns
Name:	Ryan Burns
Title:	Vice President

Amended Schedule A

Fund Portfolios

Transfer Agency and Service Agreement

Between Advisers Investment Trust and the Northern Trust Company

Originally Dated July 21, 2011

The following series of the Trust are advised by Independent Franchise Partners, LLP (the “Adviser”) as a series as now in existence and listed below, as well as such additional series as may be established by the Trust from time to time and advised by the adviser (each series a “Fund” and collectively, the “Funds”:

FUND NAME(S)

Independent Franchise Partners US Equity Fund

Effective As of: March 13, 2012

ADVISERS INVESTMENT TRUST	THE NORTHERN TRUST COMPANY

By:	By:

Name:	Name:

Title:	Title:

Fund Administration and Accounting Services Agreement

Between Advisers Investment Trust and the Northern Trust Company

[NO AMENDED SCHEDULE NEEDED BECAUSE NO REFERENCE TO FUND NAME IN CONTRACT]